                                                                Exhibit 99.1

                                                               News Release
                                                               ------------



For Immediate Release
---------------------


                  iCAD RePORTS THIRD Quarter OPERATING results

NASHUA, New Hampshire (November 6, 2003) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer, today reported its financial results for the third quarter and first nine months of 2003.

Since the Company's financial report for the quarter ended June 30, 2003, iCAD has settled patent litigation previously filed against the Company; received FDA clearance for its new iCAD iQ product, which is designed to meet the requirements of a very large number of lower volume mammography centers; and substantially broadened and improved its distribution channels for all product lines. During the third quarter of 2003, the Company accounted for $2.7 million in nonrecurring legal and related expenses associated with resolution of the patent litigation, and a $1.4 million one-time, non-cash charge associated with restructuring and improving its product distribution channels.

On an operating basis, the Company's sales during the third quarter were adversely impacted by the changes in its distribution channels. The Company's former exclusive distributor for computer aided detection products made few purchases from the Company during the third quarter, and new sales channels established during the third quarter were delivering the greatest percentage of CAD sales by the end of the quarter. Newly established sales and distribution channels will account for substantially all CAD revenues in future periods. Commenting generally on the quarter, W. Scott Parr, iCAD's President and CEO stated, "With important new products and new and improved distribution channels, we see in the accomplishments of the third quarter the beginning of what we believe will be a successful and exciting period for iCAD."

Sales of the Company's CAD and medical imaging products for the three months ended September 30, 2003, totaled $1,387,100, which represented a small increase when compared with medical imaging product sales of $1,286,966 in the quarter ended September 30, 2002. Sales of the Company's CAD and medical imaging products for the nine months ended September 30, 2003, totaled $4,938,629, compared with sales of medical imaging products and total sales of $2,414,244 and $2,839,199, respectively, in the nine-month period ended September 30, 2002. This reflects increases of 105% in medical sales and 74% in total sales when compared with the corresponding period in the previous year. Sales of graphic arts and photographic products totaled $424,955 for the nine-month period ended September 30, 2002. The Company exited the graphic arts and photographic products business in June 2002, and there were no sales of such products in the nine months ended September 30, 2003.

During the third quarter of 2003, gross margins were 47%, compared with 57% for the same period in 2002. The decrease in margin is attributable to a high percentage of lower margin digitizer sales during the most recent quarter, and to temporary price promotions aimed at supporting the Company's former exclusive CAD product distributor. Margins are expected to be higher in future periods. For the nine months ended September 30, 2003, gross margins improved to 55%, compared with a negative (62%) for the same period in 2002, as a result of increasing sales of higher-margin CAD products in the most recent quarter and inventory write-offs, relating to graphic arts and photographic products, recorded in the first nine months of 2002. If such write-offs are excluded, gross margins for the first nine months of 2003 improved to 55%, compared with 38% for the nine-month period ended September 30, 2002.

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Since  the  end  of  the   second   quarter,   Instrumentarium   Imaging,   Inc.
("Instrumentarium"), which had been the exclusive distributor of the Company's MammoReader(TM) computer aided detection products, received orders for 14 MammoReader systems and shipped 15 MammoReader systems to hospitals, women's health centers and Mammography clinics. Depleting its own stock of demonstration units, Instrumentarium purchased only four MammoReader units from iCAD during the third quarter. Although new resellers were just beginning in the third
quarter,   more  sales  were  to  new  resellers  during  this  period  than  to
Instrumentarium. While Instrumentarium continues to offer the iCAD product line on a non-exclusive basis, the Company anticipates that newly established product distribution channels will account for substantially all of its CAD product revenues in future periods. iCAD reports that, to date, approximately 87 MammoReader systems have been sold and installed by Instrumentarium and by iCAD's newer resellers. On October 9, 2003 Instrumentarium was acquired by General Electric Corporation.

In  connection  with  the  Company's   acquisition  of  CAD  software  developer
Intelligent Systems Software, Inc. (ISSI), the exclusive Instrumentarium distribution agreement was valued by the Company's appraisers at approximately $1.5 million, and it has been carried as an asset on the Company's balance sheet since that time. After assessing the performance of Instrumentarium in the third quarter, and in light of the Company's rapid implementation of alternative distribution channels, iCAD elected to take a one-time, non-cash charge and write-off of $1.4 million, thereby eliminating the distribution agreement as a depreciating asset on the Company's financial statements.

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

Legal expenses related to the R2 patent infringement litigation, now concluded, represented a major expense item for iCAD during the third quarter of 2003 and in earlier periods. Since the Company's acquisition of ISSI in June 2002, iCAD has recorded over $1,857,000 in legal and related expenses associated with the R2 litigation. Approximately $702,000 of such legal expenses were recorded during the third quarter of 2003. Overall, the Company accounted for over $2,7 million in non-recurring third quarter expenses associated with settlement of the R2 patent infringement litigation and legal expenses during the period.

Including expenses relating to changes in distribution channels and settlement of the R2 patent infringement litigation, and without giving effect to the payment of preferred stock dividends, the Company recorded a net loss of ($5,395,367), or ($0.20) per share, for the quarter ended September 30, 2003, compared with a net loss of ($1,640,665), or ($0.06) per share, for the prior-year quarter. The net loss for the nine-month period ended September 30, 2003 totaled ($6,603,953), or ($0.25) per share, compared with a net loss of ($9,521,297) or ($0.50) per share for the nine-month period ended September 30, 2002.

"Since the end of the second quarter," commented Parr, "our MammoReader CAD system has been recognized as the top-rated CAD system in the US market; we have announced and now received FDA approval for our new iCAD iQ product for lower patient volume mammography centers; and we have announced plans to offer the iCAD iQ for less than $70,000, representing more than a 50% reduction, in some cases, in the cost of CAD solutions. This makes the iQ very attractive to thousands of lower volume mammography centers anxious to offer their patients the benefits of CAD, but constrained by limited budgets. We have also announced a new fee-per procedure program called ClickCAD. Under the ClickCAD program, ICAD will install its iQ systems in mammography clinics at no up-front capital cost to the customer, and the clinics will then pay iCAD a fee of approximately $6.50 for each CAD procedure performed. Federal and many third party reimbursements are available for CAD for breast cancer at levels well in excess of our anticipated per-case charge."


"We have substantially broadened and improved our domestic sales channels over the last few months," continued Parr, "thereby ending our reliance on Instrumentarium as the sole distributor of iCAD's MammoReader products. In October, the Company entered into a distribution agreement with National Imaging Resources (NIR), a leading medical sales and equipment organization, that provides more than thirty NIR member resellers the opportunity to market, sell and support iCAD's computer aided detection products. The Company is continuing efforts to expand its reseller network and expects to have more than fifty new reseller points of sale by the end of December, with over one hundred new sales persons representing iCAD's product lines. This represents a ten-fold increase in actual sales representation, which we expect to significantly benefit future sales levels. International distribution has been similarly expanded."


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

"During the same period," Parr explained, "We secured significant support for the extension of iCAD's technologies into three dimensional (3-D) imaging, through an aggregate $1 million federal appropriation permitting iCAD, the Windber Institute and the Walter Reed Army Medical Center to collaborate on research and development initiatives involving 3-D CAD technology for breast imaging. Finally, we conclusively resolved patent infringement litigation that has been financially bleeding iCAD and consuming an enormous amount of management's time and attention."

"Our recent achievements position iCAD for near-term growth and profitability, while removing the primary risks and impediments that have burdened the Company since our acquisition of ISSI in June 2002. We expect the benefits of new products and new and expanded sales channels to become evident in the fourth quarter of 2003, with a material contribution to sales, shipments and financial performance expected during the first quarter of 2004," concluded Parr.

iCAD will host an investor conference call at 11:00 am EST today to review third quarter operating results. Shareholders and other interested parties may participate in the conference call by dialing 800-915-4836 or for international/local participants by dialing 973-317-5319, a few minutes before 11:00 a.m. EST on November 6, 2003. The call will also be broadcast live on the Internet at http://www.firstcallevents.com/service/ajwz392825040gf12.html. A replay of the conference call will be available two hours after the completion of the conference call from November 6, 2003 until November 13, 2003 by dialing 800-428-6051 for participants in the US/Canada or for international/local participants, call 973-709-2089 and enter the conference ID 311557. The call will also be archived for 90 days at http://www.firstcallevents.com/service/ajwz392825040gf12.html.

About iCAD, Inc.
----------------

Computer aided detection from iCAD, Inc. can detect 23% of breast cancers an average of 14 months earlier than traditional mammography screening. Computer aided detection provides the radiologist with a "second set of eyes", thus enhancing the probability of identifying suspicious areas that may have been missed by a standard mammogram.

iCAD offers the fastest CAD system available, the only CAD system to look for clinical asymmetries as an indicator of breast cancer, and the most sensitive system available to detect breast masses and cancers overall. The iCAD system is the only CAD system designed on a relational database platform, which can improve productivity and reduce operating and capital costs at women's health centers by offering computer aided detection as an integrated or integration-ready part of current or anticipated informatics systems, digital imaging resources, and workflows. In January 2002, the Company received approval from the U.S. Food and Drug Administration (FDA) to market its computer aided detection systems in the United States.

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

iCAD, the only vertically integrated company in its market, also manufactures film digitizers for a variety of medical imaging and other applications. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD".

Certain statements contained in this News Release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. Such risks include, but are not limited to, uncertainties associated with litigation and/or government regulation, changes in Medicare reimbursement policies, competitive factors, and other risks that are detailed in the Company's periodic filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", "should", and similar expressions identify forward-looking statements. Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements were made.

                    For further information, please contact:
             RJ Falkner & Company, Inc., Investor Relations Counsel
                (800) 377-9893 or via email at info@rjfalkner.com


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






                                   ICAD, INC.

                      Consolidated Statements of Operations
                                   (unaudited)

                                                        Three Months                             Nine Months
                                                        September 30,                           September 30,
                                               ---------------------------------        ---------------------------------
                                                     2003             2002                   2003              2002
Sales                                           $    1,387,100    $   1,286,966          $   4,938,629    $    2,839,199
Cost of Sales                                          731,607          559,079              2,233,775         4,596,838
                                                ---------------   --------------         --------------   ---------------
Gross Margin                                           655,493          727,887              2,704,854        (1,757,639)
                                                ---------------   --------------         --------------   ---------------
Operating expenses:
  Engineering and product development                  619,762          478,720              1,813,560         1,005,615
  General and administrative                         4,870,119        1,698,084              6,370,414         5,982,671
  Marketing and sales                                  530,485          181,739              1,077,189           736,134
                                                ---------------   --------------         --------------   ---------------
      Total operating expenses                       6,020,366        2,358,543              9,261,163         7,724,420

                                                ---------------   --------------         --------------   ---------------
Loss from operations                                (5,364,873)      (1,630,656)            (6,556,309)       (9,482,059)

Interest expense - net                                  30,494           10,009                 47,644            39,238
                                                ---------------   --------------         --------------   ---------------

Net loss                                        $   (5,395,367)   $  (1,640,665)         $  (6,603,953)   $   (9,521,297)

Preferred dividend                                      37,316           37,316                110,733           110,732

                                                ---------------   --------------         --------------   ---------------
Net loss available to common shareholders       $   (5,432,683)   $  (1,677,981)         $  (6,714,686)   $   (9,632,029)
                                                ===============   ==============         ==============   ===============

Net loss per share
     Basic and diluted                          $        (0.20)   $       (0.06)         $       (0.25)   $        (0.50)

Weighted average number of shares used
  in computing loss per share
     Basic and diluted                              26,858,963       26,141,091             26,531,177        19,134,031




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